Exhibit 99.1

MedTech Acquisition Corporation Announces Receipt of Notice from Nasdaq
Regarding Late Filing of Quarterly Report on Form 10-Q

New York, NY, June 2, 2021 (GLOBE NEWSWIRE) – MedTech Acquisition Corporation (Nasdaq: MTACU) (the “Company”) today announced that it has received a notice (“Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) in a timely fashion. The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1).

As reported by the Company in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense. The extension period provided under Rule 12b-25 expired on May 24, 2021. The Company was unable to meet the filing deadline for its Form 10-Q due to the Company’s conclusion that its outstanding warrants should be accounted for as a liability and the scope and process for updating the Company’s financial statements accordingly.

Nasdaq has informed the Company that, under Nasdaq rules, the Company will have 60 calendar days, or until July 26, 2021, to submit a plan to regain compliance with Nasdaq’s Listing Rule. If Nasdaq accepts such plan, Nasdaq can grant an exception of up to 180 calendar days from the Form 10-Q’s filing due date, or November 22, 2021 (an “Additional Period”), to regain compliance. If Nasdaq determines that an Additional Period is not appropriate, or if the Company fails to file its Form 10-Q within the Additional Period, suspension and delisting procedures will generally commence.

The Company is working diligently to complete its Form 10-Q and intends to file the Form 10-Q as soon as practicable to regain compliance with the Nasdaq Listing Rules.

No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules. If the Company's units, warrants and common stock are ultimately suspended from trading on, or delisted from, Nasdaq for any reason, it could have adverse consequences including, among others: lower demand and market price for the Company's securities; adverse publicity; and a reduced ability to consummate a business combination.

About MedTech Acquisition Corporation

MedTech Acquisition Corporation is a blank check company organized for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. It intends to focus on businesses primarily operating in the healthcare sector in the United States.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the Company’s plan and ability to regain compliance with Nasdaq Listing Rules, possible business combinations and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Christopher C. Dewey

MedTech Acquisition Corporation

(908) 391-1288